UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No.   )

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Ra Medical Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On September 2, 2020, Ra Medical Systems, Inc. (the “Company”) commenced distributing to its stockholders a Notice of Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on October 12, 2020. A copy of the Notice and Proxy Statement was filed with the Securities and Exchange Commission on August 28, 2020. On October 12, 2020 the Annual Meeting was adjourned prior to voting on Proposal 3 to allow additional time for voting. As announced during the Annual Meeting, the Annual Meeting is to reconvene at 9:00 a.m. Pacific Time on November 2, 2020. On October 15, 2020, the Company (i) mailed a letter to certain of its stockholders (the “Letter”), and (ii) commenced disseminating an audio recording (the “Recording”) to certain of its stockholders by telephone, in each case related to Proposal 3, which proposal is described in the Notice and Proxy Statement. On October 19, 2020, the Company mailed a postcard to certain of its stockholders related to Proposal 3 (the “Postcard”), which proposal is described in the Notice and Proxy Statement. A copy of the Postcard is set forth below.

This is an Important Message to Stockholders Regarding the continuation of the October 12, 2020 Annual Meeting of Stockholders, which is scheduled for November 2, 2020. Your participation is needed now.

Attention Ra Medical Systems Inc.

Stockholders:

Your Vote is Needed in a Stockholder Meeting

on November 2, 2020.

The purpose of the meeting is to ask Stockholders to vote FOR an amendment to Ra Medical’s Certificate of Incorporation to effect a reverse stock split of Ra Medical’s common stock at a ratio of 1:25 to 1:75, as further described in Ra Medical’s Proxy Statement.

The Amendment is supported by ISS and Glass Lewis; the two most prominent proxy advisory services in North America

The Board of Directors recommends you support the reverse stock split for the following reasons:

•	The reverse stock split is intended to increase the per share trading price of Ra Medical’s common stock to satisfy the $1.00 minimum closing and average share price requirement of the NYSE.
•

Failure to comply with the NYSE share price requirements will result in delisting from NYSE after December 31, 2020, at which time Ra Medical will be quoted on the “pink sheets” maintained by the National Quotation Bureau.

•

Trading of our shares on the “pink sheets” could be subject to certain broker restrictions resulting in diminished liquidity and trading in our stock and additional challenges in the event we seek to raise capital to fund our operations.

•	We believe that maintaining our NYSE listing may provide us with a broader market for our common stock and will help to generate interest in our Company among investors.

Your vote is important. Vote now for the reverse stock split by calling a proxy vote specialist at 833-945-2699. Please make the call today.